Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES SECOND QUARTER 2020 FINANCIAL RESULTS
Second Quarter 2020

•	Service revenue of $91.0 million

•	Loss before income taxes and non-controlling interests of $(33.7) million

•	Adjusted pretax loss attributable to Altisource(1) of $(10.0) million

•	Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”)(1) of $(2.1) million

Luxembourg, August 6, 2020 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the second quarter 2020.
“In the second quarter, Altisource faced an unprecedented and challenging business environment as a result of the COVID-19 pandemic. As anticipated, Altisource’s second quarter financial results reflect this impact with industrywide foreclosure initiations down by approximately 85% and lender completed foreclosures down by 75% compared to the second quarter of 2019. Despite this difficult environment, we acted quickly to reduce costs, work to mitigate the impact to our customers and support the safety of our employees. As result, the vast majority of our staff are working from home and we were able to preserve cash, ending the quarter with $68 million in cash and cash equivalents.”
“We anticipate this short to medium term pressure on our default related businesses to continue with governmental forbearance programs and moratoriums temporarily preventing servicers from pursuing foreclosure of delinquent loans and with the news from Ocwen that an MSR investor instructed it to move certain referrals for field services to another service provider beginning in July. To address these challenges and protect our business, we are developing a plan to further reduce our costs. Based upon our current planning, we are forecasting Altisource to generate 2021 service revenue of $250 million to $270 million, adjusted EBITDA of $35 million to $43 million and adjusted EBITDA margins of 14% to 16%,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “Longer term, we believe that the overall market for our default related services will stabilize at a much higher rate than it was before the pandemic began, positioning Altisource to become a stronger, more diversified and fast growing company.”
Second Quarter 2020 Highlights(2)
Financial and Corporate:

•	Ended the second quarter 2020 with $68.2 million of cash and cash equivalents and $30.0 million of investment in equity securities

•	Ended the second quarter 2020 with $195.6 million of net debt less investment in equity securities(1), 4% lower than June 30, 2019

•
The Company’s second quarter 2020 financial performance in its default related services businesses, including revenue from customers other than Ocwen Financial Corporation (“Ocwen”), New Residential Investment Corp. (“NRZ”) and Front Yard Residential Corporation (“RESI”), was negatively impacted by COVID-19 related governmental restrictions, government measures to provide financial support to borrowers (i.e., foreclosure and eviction moratoriums, forbearance plans and higher unemployment benefits) and changing vendor and consumer behavior

•
To address lower anticipated revenue as a result of the pandemic, Altisource took several measures in the second quarter 2020 to reduce its 2020 cash expenses including employee furloughs and terminations, the elimination of certain discretionary spending and temporary employee and Board compensation reductions

•
To address lower than previously anticipated revenue from Ocwen and the extension of foreclosure and eviction moratoriums, the Company is developing a plan to further reduce its costs with an objective to achieve 2021 Adjusted EBITDA margins of 14% to 16%

Business Highlights:
Field Services

•	Grew Field Services revenue from customers other than Ocwen, NRZ and RESI by 9% in the second quarter of 2020 compared to the second quarter of 2019
Marketplace

•	Grew Hubzu inventory from customers other than Ocwen, NRZ and RESI by 1% since June 30, 2019, with such inventory representing 43% of total Hubzu inventory as of June 30, 2020

•	Hubzu revenue from customers other than Ocwen, NRZ and RESI was 2% lower in the second quarter of 2020 compared to the second quarter of 2019
Mortgage and Real Estate Solutions

•	Grew Mortgage and Real Estate Solutions revenue from customers other than Ocwen, NRZ and RESI by 18% in the second quarter of 2020 compared to the second quarter of 2019
Second Quarter 2020 Financial Results
Second quarter 2020 service revenue of $91.0 million was 52% lower than the second quarter 2019 primarily from the 2019 sale, discontinuation and exit from certain businesses (resulting in a 33% decline in service revenue), including the July 1, 2019 sale of the Financial Services Business, lower REALServicing revenue from Ocwen’s migration to another servicing system, the discontinuation of the Buy-Renovate-Lease-Sell (“BRS”) business and the wind down of Owners.com. In addition, Service revenue was lower from COVID-19 pandemic related governmental restrictions and changing vendor and consumer behavior on demand for Field Services, Marketplace and default related services in Mortgage and Real Estate Solutions, the reduction in the size of Ocwen’s portfolio and NRZ’s more aggressive sale of homes at the foreclosure auction (which reduces our real estate owned auction, brokerage, field services and title service revenue). These decreases were partially offset by a 5% increase in revenue from customers other than Ocwen, NRZ and RESI in our Field Services, Marketplace and Mortgage and Real Estate Solutions businesses from new customer on-boardings, market share expansion with existing customers, and higher origination related volumes driven by lower interest rates and business development efforts.
Second quarter 2020 loss from operations of $(17.8) million was lower than second quarter 2019 income from operations of $5.4 million primarily as a result of lower revenue (as discussed above), changes in service mix with lower revenue from higher margin Marketplace businesses, the impact of the July 1, 2019 sale of the Financial Services business and higher restructuring costs. These decreases were partially offset by lower selling, general and administrative expenses and the benefits of our COVID-19 cash cost savings measures and higher revenue in the second quarter of 2019 from the sale of the majority of our BRS portfolio that resulted in a $1.8 million loss.
Second quarter 2020 adjusted operating loss(1) of $(4.8) million compared to adjusted operating income(1) of $15.5 million in the second quarter 2019, primarily from the impact of revenue declines discussed above, partially offset by the benefits of our COVID-19 cash cost savings measures.
Second quarter 2020 loss before income taxes and non-controlling interests of $(33.7) million compared to income before income taxes and non-controlling interests of $11.9 million in the second quarter 2019, primarily from an unrealized loss on our investment in RESI of $(11.2) million in the second quarter 2020 compared to an unrealized gain on our investment in RESI of $11.8 million in the second quarter 2019 and lower operating income discussed above, partially offset by lower interest expense.

Second quarter 2020 adjusted pretax loss attributable to Altisource(1) of $(10.0) million compared to adjusted pretax income attributable to Altisource(1) of $8.9 million in the second quarter 2019, primarily from lower adjusted operating income(1) discussed above, partially offset by lower interest expense.
Second quarter 2020 adjusted EBITDA(1) of $(2.1) million compared to adjusted EBITDA(1) of $19.5 million in the second quarter 2019, primarily from lower adjusted operating income(1) discussed above, excluding the decrease in depreciation and amortization of premises and equipment.
Second quarter 2020 net loss attributable to Altisource of $(35.1) million compared to $(5.8) million for the second quarter 2019, primarily due to lower income before income taxes and non-controlling interests discussed above, partially offset by a lower tax provision driven by a deferred tax adjustment of $12.3 million from an income tax rate change in Luxembourg in the second quarter 2019.
Second quarter 2020 adjusted net loss attributable to Altisource(1) of $(11.8) million compared to adjusted net income attributable to Altisource(1) of $5.9 million for the second quarter 2019, primarily from lower adjusted pretax income attributable to Altisource(1) discussed above, partially offset by a lower tax provision excluding the Luxembourg deferred tax adjustment discussed above.
Second quarter 2020 loss per diluted share of $(2.25) compared to $(0.36) for the second quarter 2019, primarily due to higher net loss attributable to Altisource discussed above, partially offset by fewer diluted shares outstanding from share repurchases during 2019.
Second quarter 2020 adjusted loss per share(1) of $(0.76) compared to $0.36 earnings per share for the second quarter 2019, primarily due to lower adjusted net income attributable to Altisource(1) discussed above, partially offset by fewer diluted shares outstanding from share repurchases during 2019.
Second Quarter and Year-to-Date June 30, 2020 Results Compared to the Second Quarter and Year-to-Date June 30, 2019:

(in thousands, except per share data)	Second Quarter 2020	Second Quarter 2019	% Change	Year-to-Date June 30, 2020	Year-to-Date June 30, 2019	% Change
Service revenue	$91,008	$190,520	(52)	$204,184	$355,519	(43)
(Loss) income from operations	(17,756)	5,406	N/M	(21,911)	4,780	N/M
Adjusted operating (loss) income(1)	(4,769)	15,451	(131)	3,732	32,770	(89)
(Loss) income before income taxes and non-controlling interests	(33,747)	11,909	(383)	(42,871)	7,943	N/M
Pretax (loss) income attributable to Altisource(1)	(33,944)	10,669	N/M	(43,173)	6,263	N/M
Adjusted pretax (loss) income attributable to Altisource(1)	(10,033)	8,927	(212)	(5,598)	20,228	(128)
Adjusted EBITDA(1)	(2,068)	19,514	(111)	11,095	42,247	(74)
Net loss attributable to Altisource	(35,061)	(5,844)	N/M	(46,711)	(9,028)	N/M
Adjusted net (loss) income attributable to Altisource(1)	(11,779)	5,850	(301)	(9,127)	15,213	(160)
Diluted loss per share	(2.25)	(0.36)	N/M	(3.00)	(0.56)	N/M
Adjusted diluted (loss) earnings per share(1)	(0.76)	0.36	(311)	(0.59)	0.92	(164)
Cash flows (used in) provided by operating activities	(9,568)	39,811	(124)	(11,216)	33,156	(134)
Adjusted cash flows used in operating activities less additions to premises and equipment(1)	(10,523)	(193)	N/M	(12,682)	(379)	N/M
N/M - not meaningful.

•
Second quarter 2020 and 2019 (loss) income from operations include $5.8 million and $1.9 million, respectively ($8.7 million and $6.3 million for year-to-date June 30, 2020 and 2019, respectively) of restructuring charges related to Project Catalyst. Second quarter and year-to-date June 30, 2020 loss from operations include Pointillist losses of $2.4 million and $5.1 million, respectively (no comparable amounts in 2019). Second quarter and year-to-date June 30,

2019 income from operations include a loss on the BRS portfolio sale of $1.8 million (no comparable amounts in 2020). Year-to-date June 30, 2019 income from operations includes a sales tax accrual of $2.1 million and an other asset write-off from a business exit of $0.2 million (no comparable amounts in 2020).

•
Second quarter 2020 and 2019 pretax (loss) income attributable to Altisource(1) include $(11.2) million and $11.8 million, respectively ($(12.6) million and $14.0 million for year-to-date June 30, 2020 and 2019, respectively) of unrealized mark-to-market (losses) gains on our equity investment in RESI.

•
Second quarter 2020 and 2019 net loss attributable to Altisource include $0.5 million and $13.2 million, respectively ($2.4 million and $13.2 million for year-to-date June 30, 2020 and 2019, respectively) of certain income tax items related to adjustments to foreign income tax reserves, the impact of a decrease in the India and Luxembourg income tax rates on deferred tax assets and an India restructuring from net loss attributable to Altisource.

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to 2020 unless otherwise indicated.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the risks and uncertainties related to pandemics, epidemics or other force majeure events, including the COVID-19 pandemic, and associated impacts to the economy, supply chain, transportation, movement of people, availability of vendors, demand for our products or services, increased costs, recommendations or restrictions imposed by governmental entities, changes in relevant business practices undertaken or imposed by our clients, vendors or regulators, impacts on contracts and client relationships and potential litigation exposure; our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships, including the timing and extent of Ocwen or NRZ directing referrals of services to providers other than Altisource; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K, March 31, 2020 Form 10-Q and other filings with the Securities and Exchange Commission.
Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our second quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Service revenue	$91,008	$190,520	$204,184	$355,519
Reimbursable expenses	3,840	4,775	11,685	9,271
Non-controlling interests	494	1,240	917	1,680
Total revenue	95,342	196,535	216,786	366,470
Cost of revenue	78,788	147,939	165,524	267,658
Reimbursable expenses	3,840	4,775	11,685	9,271
Gross profit	12,714	43,821	39,577	89,541
Operating expenses:
Selling, general and administrative expenses	24,701	36,516	52,794	78,442
Restructuring charges	5,769	1,899	8,694	6,319

(Loss) income from operations	(17,756)	5,406	(21,911)	4,780
Other income (expense), net
Interest expense	(4,446)	(5,812)	(9,162)	(11,764)
Unrealized (loss) gain on investment in equity securities	(11,224)	11,787	(12,571)	14,025
Other (expense) income, net	(321)	528	773	902
Total other income (expense), net	(15,991)	6,503	(20,960)	3,163

(Loss) income before income taxes and non-controlling interests	(33,747)	11,909	(42,871)	7,943
Income tax provision	(1,117)	(16,513)	(3,538)	(15,291)

Net loss	(34,864)	(4,604)	(46,409)	(7,348)
Net income attributable to non-controlling interests	(197)	(1,240)	(302)	(1,680)

Net loss attributable to Altisource	$(35,061)	$(5,844)	$(46,711)	$(9,028)

Loss per share:
Basic	$(2.25)	$(0.36)	$(3.00)	$(0.56)
Diluted	$(2.25)	$(0.36)	$(3.00)	$(0.56)

Weighted average shares outstanding:
Basic	15,601	16,214	15,549	16,253
Diluted	15,601	16,214	15,549	16,253

Comprehensive loss:

Comprehensive loss, net of tax	$(34,864)	$(4,604)	$(46,409)	$(7,348)
Comprehensive income attributable to non-controlling interests	(197)	(1,240)	(302)	(1,680)

Comprehensive loss attributable to Altisource	$(35,061)	$(5,844)	$(46,711)	$(9,028)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$68,177	$82,741
Investment in equity securities	30,047	42,618
Accounts receivable, net	35,337	43,615
Prepaid expenses and other current assets	14,157	15,214
Total current assets	147,718	184,188

Premises and equipment, net	18,661	24,526
Right-of-use assets under operating leases, net	22,843	29,074
Goodwill	73,849	73,849
Intangible assets, net	53,997	61,046
Other assets	11,281	12,436

Total assets	$328,349	$385,119

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$61,406	$67,671
Deferred revenue	5,203	5,183
Other current liabilities	11,991	14,724
Total current liabilities	78,600	87,578

Long-term debt	288,581	287,882
Other non-current liabilities	26,018	31,016

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 15,629 outstanding as of June 30, 2020; 15,454 outstanding as of December 31, 2019)	25,413	25,413
Additional paid-in capital	138,493	133,669
Retained earnings	213,023	272,026
Treasury stock, at cost (9,784 shares as of June 30, 2020 and 9,959 shares as of December 31, 2019)	(443,059)	(453,934)
Altisource deficit	(66,130)	(22,826)

Non-controlling interests	1,280	1,469
Total deficit	(64,850)	(21,357)

Total liabilities and deficit	$328,349	$385,119

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2020	2019

Cash flows from operating activities:
Net loss	$(46,409)	$(7,348)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,701	10,522
Amortization of right-of-use assets under operating leases	5,474	6,793
Amortization of intangible assets	7,049	12,191
Unrealized loss (gain) on investment in equity securities	12,571	(14,025)
Share-based compensation expense	4,824	5,453
Bad debt expense	1,066	131
Amortization of debt discount	333	327
Amortization of debt issuance costs	366	363
Deferred income taxes	261	15,846
Loss on disposal of fixed assets	99	908
Changes in operating assets and liabilities:
Accounts receivable	7,212	(15,789)
Short-term investments in real estate	—	39,459
Prepaid expenses and other current assets	1,057	5,239
Other assets	868	(511)
Accounts payable and accrued expenses	(6,734)	(16,587)
Current and non-current operating lease liabilities	(6,024)	(6,734)
Other current and non-current liabilities	(930)	(3,082)
Net cash (used in) provided by operating activities	(11,216)	33,156

Cash flows from investing activities:
Additions to premises and equipment	(1,466)	(934)
Proceeds received from sale of equity securities	—	6,476
Other	—	1,087
Net cash (used in) provided by investing activities	(1,466)	6,629

Cash flows from financing activities:
Repayments and repurchases of long-term debt	—	(5,810)
Proceeds from stock option exercises	—	235
Purchase of treasury shares	—	(6,700)
Distributions to non-controlling interests	(491)	(1,138)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,417)	(1,298)
Net cash used in financing activities	(1,908)	(14,711)

Net (decrease) increase in cash, cash equivalents and restricted cash	(14,590)	25,074
Cash, cash equivalents and restricted cash at the beginning of the period	86,583	64,046

Cash, cash equivalents and restricted cash at the end of the period	$71,993	$89,120

Supplemental cash flow information:
Interest paid	$8,463	$11,279
Income taxes received, net	(944)	(27)
Acquisition of right-of-use assets with operating lease liabilities	958	6,200
Reduction of right-of-use assets from operating lease modifications or reassessments	(1,715)	(3,409)

Non-cash investing and financing activities:
Net increase (decrease) in payables for purchases of premises and equipment	$469	$(25)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating (loss) income, pretax (loss) income attributable to Altisource, adjusted pretax (loss) income attributable to Altisource, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), adjusted net (loss) income attributable to Altisource, adjusted diluted (loss) earnings per share, adjusted cash flows used in operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to (loss) income from operations, (loss) income before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, cash flows used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating (loss) income is calculated by removing intangible asset amortization expense, share-based compensation expense, restructuring charges, Pointillist losses, loss on BRS portfolio sale, sales tax accrual and other asset write-off from business exit from (loss) income from operations. Pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests from (loss) income before income taxes and non-controlling interests. Adjusted pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, restructuring charges, Pointillist losses, unrealized (loss) gain on investment in equity securities, loss on BRS portfolio sale, sales tax accrual and other asset write-off from business exit from (loss) income before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization, share-based compensation expense, restructuring charges, Pointillist losses, unrealized (loss) gain on investment in equity securities, loss on BRS portfolio sale, sales tax accrual and other asset write-off from business exit from net loss attributable to Altisource. Adjusted net (loss) income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), restructuring charges (net of tax), Pointillist losses (net of tax), unrealized (loss) gain on investment in equity securities (net of tax), loss on BRS portfolio sale (net of tax), sales tax accrual (net of tax), other asset write-off from business exit (net of tax) and certain income tax items related to adjustments to foreign income tax reserves, the impact of a decrease in the India and Luxembourg income tax rates on deferred tax assets and an India restructuring from net loss attributable to Altisource. Adjusted diluted (loss) earnings per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), restructuring charges (net of tax), Pointillist losses (net of tax), unrealized (loss) gain on investment in equity securities (net of tax), loss on BRS portfolio sale (net of tax), sales tax accrual (net of tax), other asset write-off from business exit (net of tax) and certain income tax related items by the weighted average number of diluted shares. Adjusted cash flows used in operating activities less additions to premises and equipment is calculated by removing the decrease in short-term investments in real estate, payment of sales tax accrual and additions to premises and equipment from cash flows (used in) provided by operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

(Loss) income from operations	$(17,756)	$5,406	$(21,911)	$4,780

Intangible asset amortization expense	2,840	3,544	7,049	12,191
Share-based compensation expense	1,930	2,832	4,824	5,453
Restructuring charges	5,769	1,899	8,694	6,319
Pointillist losses	2,448	—	5,076	—
Loss on BRS portfolio sale	—	1,770	—	1,770
Sales tax accrual	—	—	—	2,053
Other asset write-off from business exit	—	—	—	204

Adjusted operating (loss) income	$(4,769)	$15,451	$3,732	$32,770

(Loss) income before income taxes and non-controlling interests	$(33,747)	$11,909	$(42,871)	$7,943

Non-controlling interests	(197)	(1,240)	(302)	(1,680)
Pretax (loss) income attributable to Altisource	(33,944)	10,669	(43,173)	6,263
Intangible asset amortization expense	2,840	3,544	7,049	12,191
Share-based compensation expense	1,930	2,832	4,824	5,453
Restructuring charges	5,769	1,899	8,694	6,319
Pointillist losses	2,148	—	4,437	—
Unrealized loss (gain) on investment in equity securities	11,224	(11,787)	12,571	(14,025)
Loss on BRS portfolio sale	—	1,770	—	1,770
Sales tax accrual	—	—	—	2,053
Other asset write-off from business exit	—	—	—	204

Adjusted pretax (loss) income attributable to Altisource	$(10,033)	$8,927	$(5,598)	$20,228

Net loss attributable to Altisource	$(35,061)	$(5,844)	$(46,711)	$(9,028)

Income tax provision	1,117	16,513	3,538	15,291
Interest expense (net of interest income)	4,440	5,696	9,082	11,497
Depreciation and amortization	6,424	8,435	14,750	22,713
Share-based compensation	1,930	2,832	4,824	5,453
Restructuring charges	5,769	1,899	8,694	6,319
Pointillist losses	2,089	—	4,347	—
Unrealized loss (gain) on investment in equity securities	11,224	(11,787)	12,571	(14,025)
Loss on BRS portfolio sale	—	1,770	—	1,770
Sales tax accrual	—	—	—	2,053
Other asset write-off from business exit	—	—	—	204

Adjusted EBITDA	$(2,068)	$19,514	$11,095	$42,247

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Net loss attributable to Altisource	$(35,061)	$(5,844)	$(46,711)	$(9,028)

Intangible asset amortization expense, net of tax	2,814	2,471	6,997	9,400
Share-based compensation expense, net of tax	1,727	1,975	4,370	4,205
Restructuring charges, net of tax	5,352	1,458	7,849	4,856
Pointillist losses, net of tax	1,648	—	3,405	—
Unrealized loss (gain) on investment in equity securities, net of tax	11,224	(8,847)	12,571	(10,527)
Loss on BRS portfolio sale, net of tax	—	1,405	—	1,405
Sales tax accrual, net of tax	—	—	—	1,519
Other asset write-off from business exit, net of tax	—	—	—	151
Certain income tax related items	517	13,232	2,392	13,232

Adjusted net (loss) income attributable to Altisource	$(11,779)	$5,850	$(9,127)	$15,213

Diluted loss per share	$(2.25)	$(0.36)	$(3.00)	$(0.56)

Impact of using diluted share count instead of basic share count for a loss per share	—	0.01	—	0.01
Intangible asset amortization expense, net of tax, per diluted share	0.18	0.15	0.45	0.57
Share-based compensation expense, net of tax, per diluted share	0.11	0.12	0.28	0.25
Restructuring charges, net of tax, per diluted share	0.34	0.09	0.50	0.29
Pointillist losses, net of tax, per diluted share	0.11	—	0.22	—
Unrealized loss (gain) on investment in equity securities, net of tax, per diluted share	0.72	(0.54)	0.81	(0.64)
Loss on BRS portfolio sale, net of tax, per diluted share	—	0.09	—	0.08
Sales tax accrual, net of tax, per diluted share	—	—	—	0.09
Other asset write-off from business exit, net of tax, per diluted share	—	—	—	0.01
Certain income tax related items per diluted share	0.03	0.80	0.15	0.80

Adjusted diluted (loss) earnings per share	$(0.76)	$0.36	$(0.59)	$0.92

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$2,840	$3,544	$7,049	$12,191
Tax benefit from intangible asset amortization	(26)	(1,073)	(52)	(2,791)
Intangible asset amortization expense, net of tax	2,814	2,471	6,997	9,400
Diluted share count	15,601	16,477	15,549	16,557

Intangible asset amortization expense, net of tax, per diluted share	$0.18	$0.15	$0.45	$0.57

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,930	$2,832	$4,824	$5,453
Tax benefit from share-based compensation expense	(203)	(857)	(454)	(1,248)
Share-based compensation expense, net of tax	1,727	1,975	4,370	4,205
Diluted share count	15,601	16,477	15,549	16,557

Share-based compensation expense, net of tax, per diluted share	$0.11	$0.12	$0.28	$0.25

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$5,769	$1,899	$8,694	$6,319
Tax benefit from restructuring charges	(417)	(441)	(845)	(1,463)
Restructuring charges, net of tax	5,352	1,458	7,849	4,856
Diluted share count	15,601	16,477	15,549	16,557

Restructuring charges, net of tax, per diluted share	$0.34	$0.09	$0.50	$0.29

Calculation of the impact of Pointillist losses, net of tax
Pointillist losses	$2,148	$—	$4,437	$—
Tax benefit from Pointillist losses	(500)	—	(1,032)	—
Pointillist losses, net of tax	1,648	—	3,405	—
Diluted share count	15,601	16,477	15,549	16,557

Pointillist losses, net of tax, per diluted share	$0.11	$—	$0.22	$—

Calculation of the impact of the unrealized loss (gain) on investment in equity securities, net of tax
Unrealized loss (gain) on investment in equity securities	$11,224	$(11,787)	$12,571	$(14,025)
Tax provision from the unrealized loss (gain) on investment in equity securities	—	2,940	—	3,498
Unrealized loss (gain) on investment in equity securities, net of tax	11,224	(8,847)	12,571	(10,527)
Diluted share count	15,601	16,477	15,549	16,557

Unrealized loss (gain) on investment in equity securities, net of tax, per diluted share	$0.72	$(0.54)	$0.81	$(0.64)

Calculation of the impact of loss on BRS portfolio sale, net of tax
Loss on BRS portfolio sale	$—	$1,770	$—	$1,770
Tax benefit from loss on BRS portfolio sale	—	(365)	—	(365)
Loss on BRS portfolio sale, net of tax	—	1,405	—	1,405
Diluted share count	15,601	16,477	15,549	16,557

Loss on BRS portfolio sale, net of tax, per diluted share	$—	$0.09	$—	$0.08

Calculation of the impact of sales tax accrual, net of tax
Sales tax accrual	$—	$—	$—	$2,053
Tax benefit from sales tax accrual	—	—	—	(534)
Sales tax accrual, net of tax	—	—	—	1,519
Diluted share count	15,601	16,477	15,549	16,557

Sales tax accrual, net of tax, per diluted share	$—	$—	$—	$0.09

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019

Calculation of the impact of other asset write-off from business exit, net of tax
Other asset write-off from business exit	$—	$—	$—	$204
Tax benefit from other asset write-off from business exit	—	—	—	(53)
Other asset write-off from business exit, net of tax	—	—	—	151
Diluted share count	15,601	16,477	15,549	16,557

Other asset write-off from business exit, net of tax, per diluted share	$—	$—	$—	$0.01

Certain income tax related items resulting from:
Foreign income tax reserves/other	$517	$—	$1,008	$—
India income tax rate changes	—	—	1,384	—
Deferred tax adjustment (Luxembourg tax rate change)	—	12,323	—	12,323
India restructuring	—	909	—	909
Certain income tax related items	517	13,232	2,392	13,232
Diluted share count	15,601	16,477	15,549	16,557

Certain income tax related items per diluted share	$0.03	$0.80	$0.15	$0.80

Cash flows (used in) provided by operating activities	$(9,568)	$39,811	$(11,216)	$33,156
Decrease in short-term investments in real estate	—	(39,860)	—	(39,459)
Payment of sales tax accrual	—	—	—	6,858
Adjusted cash flows used in operating activities	(9,568)	(49)	(11,216)	555
Less: additions to premises and equipment	(955)	(144)	(1,466)	(934)

Adjusted cash flows used in operating activities less additions to premises and equipment	$(10,523)	$(193)	$(12,682)	$(379)

	June 30, 2020	June 30, 2019

Senior secured term loan	$293,826	$333,012
Less: Cash and cash equivalents	(68,177)	(85,379)
Less: Investment in equity securities	(30,047)	(43,730)

Net debt less investment in equity securities	$195,602	$203,903

Note: Amounts may not add to the total due to rounding.